UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2018

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 300,

Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07       Submission of Matters to a Vote of Security Holders.

On June 20, 2018, Trinseo S.A. (the “Company”) held its Annual General Meeting of Shareholders pursuant to notice duly given. A total of 40,770,849 ordinary shares were present or represented by proxy, which accounted for approximately 94.23% of the shares entitled to vote at the Annual General Meeting. The Company’s shareholders voted on the following eight proposals and cast their votes as set forth below.

Annual General Meeting Proposal One: Election of Three Class I Directors

The Company’s shareholders approved the election of the Company’s Class I Director nominees by the votes set forth in the table below:

Name	For	Against	Abstain	Broker Non-Votes
1. Joseph Alvarado	31,821,743	827,928	4,316,696	3,804,482
2. Jeffrey J. Cote	31,223,925	1,425,844	4,316,598	3,804,482
3. Pierre-Marie De Leener	31,863,950	786,199	4,316,218	3,804,482

Annual General Meeting Proposal Two: Approval, on an Advisory Basis, of the Company’s Named Executive Officer Compensation

The Company’s shareholders voted against, on an advisory basis, the compensation paid to the Company’s named executive officers in 2017 by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
16,447,799	20,419,289	99,279	3,804,482

Annual General Meeting Proposal Three: Approval of the Company’s Luxembourg Statutory Accounts

The Company’s shareholders approved the Company’s annual accounts prepared in accordance with accounting principles generally accepted in Luxembourg for the year ended December 31, 2017 and its consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States including a footnote reconciliation of equity and net income to International Financial Reporting Standards for the year ended December 31, 2017 by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
40,634,463	10,709	125,677	-

Annual General Meeting Proposal Four: Approval of the Allocation of the Results of the Financial Year Ended December 31, 2017

The Company’s shareholders approved that the $8.9 million loss for the year ended December 31, 2017 be carried forward to the next financial year by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
40,749,881	4,137	16,831	-

Annual General Meeting Proposal Five: Approval of an Allocation to the Company's Legal Reserve

The Company’s shareholders approved the Company's compulsory allocation of 5% of the net profits for the year ended December 31, 2016 to the Company's legal reserve by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
40,747,928	8,995	13,926	-

Annual General Meeting Proposal Six: Approval of the Granting of Discharge to the Company's Directors and Auditor

 The Company’s shareholders approved the granting of discharge to the directors and auditor for the performance of their respective duties during the financial year ended December 31, 2017 by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
36,766,767	43,916	155,684	3,804,482

Annual General Meeting Proposal Seven: Ratification of the Appointment of the Company’s Independent Auditor

The Company’s shareholders ratified the audit committee's appointment of PricewaterhouseCoopers Société coopérative to be the Company’s independent auditor for all Luxembourg statutory accounts for the year ending December 31, 2018 by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
39,190,313	1,571,420	9,116	-

Annual General Meeting Proposal Eight:  Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The Company’s shareholders ratified the audit committee’s appointment of PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the year ending December 31, 2018 by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
39,783,732	977,422	9,695	-

On June 20, 2018, the Company also held an Extraordinary General Meeting of Shareholders pursuant to notice duly given. A total of 40,390,040 ordinary shares were present or represented by proxy, which accounted for approximately 93.35% of the shares entitled to vote at the Extraordinary General Meeting.  The Company’s shareholders voted on the following two proposals and cast their votes as set forth below.

Extraordinary General Meeting Proposal One: Approval of Amendments to the Company’s Articles of Association to Declassify its Board of Directors

The Company’s shareholders approved the amendment to the Company's articles of association to declassify its board of directors by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
36,828,791	9,660	13,058	3,538,531

Extraordinary General Meeting Proposal Two: Approval of Amendments to the Company’s Articles of Association to Declassify its Board of Directors

The Company’s shareholders approved the amendment to the Company's articles of association to revise its authorization to issue shares from its authorized capital by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
36,036,063	4,314,760	39,217	-

The approved amendments to the Company’s articles of association will be effective immediately upon publication of the notarial deed recording the minutes of the Extraordinary General Meeting in the Luxembourg Official Gazette (Recueil Electronique des Sociétés et Associations).

Each of the foregoing proposals for the Annual General Meeting and the Extraordinary General Meeting is more fully described in the joint proxy statement filed by the Company with the Securities and Exchange Commission on April 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO S.A.

	By:	/s/ Angelo N. Chaclas
	Name:	Angelo N. Chaclas
	Title:	Senior Vice President, Chief Legal Officer, Chief Compliance Officer & Corporate Secretary

Date: June 26, 2018